10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Active Stock Russell 1000 Alpha Tilts   (RASCORE)
AST BlackRock Global Strategies Portfolio - Large Cap
Core (PRU-AA-LCC)
AST BlackRock Global Strategies Portfolio - US High
Yield (PRU-AA-HY)
AST BlackRock Value Portfolio (E_PRU-LCV)
BlackRock Balanced Capital Portfolio (EQ) (Ins - Series) (BCS_E)
BlackRock Balanced Capital VI Fund (EQ) (BVI_E)
BlackRock Corporate High Yield Fund III, Inc. (CYE)
BlackRock Corporate High Yield Fund V, Inc. (HYV)
BlackRock Corporate High Yield Fund VI, Inc. (HYT)
BlackRock Corporate High Yield Fund, Inc. (COY)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock High Yield Portfolio (MIST-HY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield Trust (BHY)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Large Cap Core Plus Fund (Long) (BR_LCP-L)
BlackRock Large Cap Core Portfolio of BlackRock Series
Fund, Inc. (BR_LCC)
BlackRock Large Cap Core V.I. Fund of BlackRock Variable
Series Funds, Inc. (BVA_LCVI)
BlackRock Large Cap Value V.I. Fund of BlackRock
Variable Series Funds, Inc (BVA_LVVI)
BlackRock Managed Volatility - Large Cap Value Portfolio (BR_AA_LV) Master Large Cap Core Portfolio of the Master Large Cap
Series LLC (MF_LCC)
Master Large Cap Value Portfolio of the Master Large Cap
Series Trust (MF_LCV)
Metropolitan Series BlackRock Diversified Portfolio
(Large Cap Core)  (E_METD_E)
Metropolitan Series Fund: Large Cap Value Portfolio (E_METLCV)
MIST Large-Cap Core (E_TRAVLC)
Transamerica BlackRock Large Cap Value VP (E_AT-LCV)
Transamerica Large Company (E_ATLCV2)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
09-11-2012

Security Type:
EQUITY/EQUITY

Issuer
American International Group, Inc.

Selling Underwriter
JP Morgan Securities Inc., Deutsche Bank
Securities Inc.,

Affiliated Underwriter(s)
[X] PNC
[ ]

List of Underwriter(s)
Citigroup Global Markets Inc., Deutsche
Bank Securities Inc., Goldman, Sachs &
Co., J.P. Morgan Securities LLC, Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Barclays Capital Inc.,
Morgan Stanley & Co. LLC, RBC Capital
Markets, LLC, UBS Securities LLC, Wells
Fargo Securities, LLC, Credit Suisse
Securities (USA) LLC, BNP Paribas
Securities Corp., HSBC Securities (USA)
Inc., Piper Jaffray & Co., RBS
Securities Inc., Samuel A. Ramirez &
Company, Inc., Santander Investment
Securities Inc., Standard Chartered
Bank, The Williams Capital Group, L.P.,
CastleOak Securities, L.P., Drexel
Hamilton, LLC, ING Financial Markets
LLC, Lebenthal & Co., LLC, Loop Capital
Markets LLC, Macquarie Capital (USA)
Inc., Mizuho Securities USA Inc.,
Natixis Securities Americas LLC, Nomura
Securities International, Inc., PNC
Capital Markets LLC, Raymond James &
Associates, Inc., Scotia Capital (USA)
Inc., SG Americas Securities, LLC, SMBC
Nikko Capital Markets Limited, UniCredit
Capital Markets LLC, BNY Mellon Capital
Markets, LLC, C.L. King & Associates,
Inc., Dowling & Partners Securities,
LLC, Keefe Bruyette & Woods, Inc., MFR
Securities, Inc., Mischler Financial
Group, Inc., Muriel Siebert & Co., Inc.,
Sanford C. Bernstein & Co., LLC, Sterne,
Agee & Leach, Inc., Stifel, Nicolaus &
Company, Incorporated, Toussaint Capital
Partners, LLC, Blaylock Robert Van, LLC,
Atlantic Equities LLC

Transaction Details
Date of Purchase
09-11-2012

Purchase Price/Share
(per share / % of par)
$ 32.50

Total Commission, Spread or Profit
0.121875

1.  Aggregate Principal Amount Purchased (a+b)
6,500,000

a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
3,862,668

b.  Other BlackRock Clients
2,637,332

2.  Aggregate Principal Amount of Offering
553,846,153

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.011736


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                    Odette Rajwan
Date: 09-19-2012                 Global Syndicate Team Member




Approved by:                    Steven DeLaura
Date: 09-19-2012                Senior Global Syndicate Team Member